UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2012

ORION ENERGY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	01-33887	39-1847269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2210 Woodland Drive, Manitowoc, Wisconsin

(Address of principal executive offices, including zip code)

(920) 892-9340

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 27, 2012, the Board of Directors of Orion Energy Systems, Inc. (the “Company”) elected John H. Scribante as the Company’s new Chief Executive Officer and determined to change the title of the Company’s current Chief Executive Officer, Neal R. Verfuerth, to Chairman Emeritus/Founder. Mr. Scribante was also appointed to the Company’s Board of Directors for a term to expire in 2014. Mr. Verfuerth will remain a member of the Company’s Board of Directors.

Prior to his appointment as Chief Executive Officer, Mr. Scribante, age 47, was the President of Orion Engineered Systems Division since August, 2009, after serving as the Company’s Senior Vice President of Business Development since 2007. Prior to that, Mr. Scribante served as the Company’s Vice President of Sales from 2004 until 2007. Prior to joining the Company, Mr. Scribante co-founded and served as chief executive officer of Xe Energy, LLC, a distribution company that specialized in marketing energy reduction technologies, from 2003 to 2004. From 1996 to 2003, he co-founded and served as president of Innovize, LLC, a company that provided outsourcing services to mid-market manufacturing companies. There are no arrangements between Mr. Scribante and any other person pursuant to which Mr. Scribante was elected to serve as our Chief Executive Officer and a director, nor are there any transactions in which the Company is a participant in which Mr. Scribante has a material interest.

In consideration of Mr. Scribante’s new role and responsibilities, he was provided with the following compensation arrangement: (i) an annual base salary of $460,000; (ii) a fiscal 2013 incentive cash bonus opportunity equal to 100% of his base salary based on the Company achieving certain fiscal 2013 financial performance targets to be determined within the next 30 days; (iii) a stock option grant covering 100,000 shares, vesting pro rata over a three-year period, with an effective grant date on the third business day after the Company’s release of its fiscal 2013 second quarter financial results; (iv) a restricted stock grant of 25,000 shares, vesting pro rata over a three-year period; (v) an automobile allowance of $1,000 per month; and (vi) five weeks of vacation. Mr. Scribante’s current employment agreement was also amended and restated to increase his severance eligibility thereunder from one times salary and average bonus to two times salary and average bonus. A copy of such employment agreement is attached as Exhibit 10.10 hereto, which is incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

On September 28, 2012, the Company issued a press release announcing the actions described above in Item 5.02. The Company is furnishing a copy of such press release as Exhibit 99.1 hereto, which is incorporated by reference herein.

Item 9.01(d).	Financial Statements and Exhibits.

Exhibit 10.10    Executive Employment and Severance Agreement, dated as of September 27, 2012, by and between Orion Energy Systems, Inc. and John H. Scribante

Exhibit 99.1      Press Release of Orion Energy Systems, Inc. dated September 28, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORION ENERGY SYSTEMS, INC.

Date: September 28, 2012	By:	/s/ Scott R. Jensen
Scott R. Jensen
Chief Financial Officer

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